Exhibit (a)(1)(xxvi)

Schedule A

Summary Financial Information

RF Micro Devices, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 28,	March 29,
	2009 (1)	2008 (1)
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$172,989	$129,750
Restricted cash	62	504
Short-term investments	93,527	100,841
Accounts receivable, less allowance of $886 and $797 as of March 28, 2009 and March 29, 2008, respectively	90,231	115,629
Inventories	113,611	190,753
Prepaid expenses	10,885	13,630
Other receivables	9,040	33,110
Other current assets	27,089	31,930

Total current assets	517,434	616,147
Property and equipment:
Land	3,706	3,206
Building	89,541	84,526
Machinery and equipment	526,778	559,385
Leasehold improvements	76,718	108,091
Furniture and fixtures	12,257	13,217
Computer equipment and software	37,267	36,109

	746,267	804,534
Less accumulated depreciation	(435,179)	(421,574)

	311,088	382,960
Construction in progress	4,039	47,277

Total property and equipment, net	315,127	430,237
Goodwill	95,628	701,317
Intangible assets	121,191	205,072
Long-term investments	20,183	26,336
Other non-current assets (amount recorded at fair value is $2,517)	19,079	32,200

Total assets	$1,088,642	$2,011,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,745	$78,674
Accrued liabilities	51,259	52,111
Other current liabilities	5,762	4,806

Total current liabilities	103,766	135,591
Long-term debt, net of unamortized discount of $73,779 and $100,496 as of March 28, 2009 and March 29, 2008 respectively	491,607	524,866
No net cost credit line	13,500	—
Other long-term liabilities	47,807	54,751

Total liabilities	656,680	715,208
Commitments and contingent liabilities
Shareholders’ equity:
Preferred stock, no par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 500,000 shares authorized; 264,035 and 260,643 shares issued and outstanding as of March 28, 2009 and March 29, 2008, respectively	958,742	955,390
Additional paid-in capital	236,394	215,518
Accumulated other comprehensive income, net of tax	169	632
Retained (deficit) earnings	(763,343)	124,561

Total shareholders’ equity	431,962	1,296,101

Total liabilities and shareholders’ equity	$1,088,642	$2,011,309

(1)  Certain amounts have been adjusted for the retrospective adoption of Financial Accounting Standards Board Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”).

RF Micro Devices, Inc. and Subsidiaries

Consolidated Statements of Operations

	Fiscal Year
	2009	2008	2007
	(In thousands, except per share data)

Revenue	$886,506	$956,270	$1,023,615
Operating costs and expenses:
Cost of goods sold	669,163	681,314	666,755
Research and development	170,778	207,362	184,979
Marketing and selling	64,946	57,330	53,863
General and administrative	50,352	42,080	37,301
Goodwill Impairment	619,551	—	—
Other operating expense (income)	181,012	19,085	(33,834)

Total operating costs and expenses	1,755,802	1,007,171	909,064

(Loss) income from operations	(869,296)	(50,901)	114,551
Interest expense(1)	(25,893)	(24,533)	(4,583)
Interest income	5,337	29,046	9,305
Impairment of Jazz Semiconductor, Inc. investment	—	—	(33,959)
Gain on retirement of convertible subordinated notes(1)	14,382	—	—
Other (expense) income	(4,538)	3,906	1,085

(Loss) income before income taxes	(880,008)	(42,482)	86,399
Income tax (expense) benefit(1)	(7,896)	39,088	(2,983)

Net (loss) income	$(887,904)	$(3,394)	$83,416

Net (loss) income per share:(1)
Basic	$(3.38)	$(0.01)	$0.43

Diluted	$(3.38)	$(0.01)	$0.39

Shares used in per share calculation:
Basic	262,493	227,270	192,137

Diluted	262,493	227,270	226,513

(1)   Interest expense, gain on retirement of convertible subordinated notes, income tax (expense) benefit and net (loss) income per share for fiscal years 2009 and 2008 have been adjusted as a result of the retrospective adoption of FSP APB 14-1.

RF Micro Devices, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity
(In thousands)

					Accumulated
			Additional		Other	Retained
	Common Stock		Paid-in	Deferred	Comprehensive	Earnings
	Shares	Amount	Capital(2)	Compensation	Income (Loss)	(Deficit)(2)	Total(2)
	(In thousands)

Balance, April 1, 2006	190,280	$462,696	$107,104	$(12,265)	$355	$41,467	$599,357
Comprehensive income:
Net income	—	—	—	—	—	83,416	83,416
Unrealized loss on marketable securities, net of tax	—	—	—	—	(92)	—	(92)
Foreign currency translation adjustment	—	—	—	—	116	—	116

Total comprehensive income					24	83,416	83,440

Reclassification of deferred compensation in relation to the adoption of SFAS 123(R)	—	—	(12,265)	12,265	—	—	—
Exercise of stock options	3,079	12,838	—	—	—	—	12,838
Issuance of common stock in connection with Employee Stock Purchase Plan	792	4,601	—	—	—	—	4,601
Share-based compensation expense	—	—	19,431	—	—	—	19,431

Balance, March 31, 2007	194,151	$480,135	$114,270	$—	$379	$124,883	$719,667
Comprehensive income:
Net income	—	—	—	—	—	(3,394)	(3,394)
Unrealized loss on marketable securities, net of tax	—	—	—	—	(374)	—	(374)
Change in pension liability experience, net of tax	—	—	—	—	291	—	291
Foreign currency translation adjustment	—	—	—	—	336	—	336

Total comprehensive income					253	(3,394)	(3,141)

Adoption of FSP APB 14-1	—	—	66,604	—	—	—	66,604
Adjustment for the cumulative effect on prior years of the adoption of Interpretation 48	—	—	—	—	—	3,072	3,072
Exercise of stock options	1,523	2,415	—	—	—	—	2,415
Common stock issued for acquisition of Sirenza	94,005	568,164	—	—	—	—	568,164
Value of options/awards exchanged for acquisition	—	—	9,094	—	—	—	9,094
Equity issuance fees related to acquisition	—	(280)	—	—	—	—	(280)
Issuance of common stock in connection with Employee Stock Purchase Plan	964	3,618	—	—	—	—	3,618
Tax benefit from exercise of stock options	—	—	6,165	—	—	—	6,165
Repurchase and retirement of common stock, including transaction costs	(30,000)	(98,662)	—	—	—	—	(98,662)
Share-based compensation expense	—	—	19,385	—	—	—	19,385

Balance, March 29, 2008	260,643	$955,390	$215,518	$—	$632	$124,561	$1,296,101
Comprehensive loss:
Net loss	—	—	—	—	—	(887,904)	(887,904)
Unrealized loss on marketable securities, net of tax	—	—	—	—	(1,983)	—	(1,983)
Reclassification adjustments on marketable securities, net of tax	—	—	—	—	2,101	—	2,101
Change in pension liability experience, net of tax	—	—	—	—	117	—	117
Foreign currency translation adjustment	—	—	—	—	(698)	—	(698)

Total comprehensive loss					(463)	(887,904)	(888,367)

Repurchase of convertible subordinated notes, net of tax	—	—	(262)	—	—	—	(262)
Exercise of stock options	2,392	1,612	—	—	—	—	1,612
Issuance of common stock in connection with Employee Stock Purchase Plan	1,000	1,740	—	—	—	—	1,740
Share-based compensation expense	—	—	21,138	—	—	—	21,138

Balance, March 28, 2009	264,035	$958,742	$236,394	$—	$169	$(763,343)	$431,962

Book value per share is $0.81(1)

(1)	Book value per share is computed by dividing shareholders’ equity less intangible assets by the number of shares outstanding at March 28, 2009.

(2)	Adjusted as a result of the retrospective adoption of FSP APB 14-1.

RF Micro Devices, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Fiscal Year
	2009(1)	2008(1)	2007
	(In thousands, except per share data)

Operating activities:
Net (loss) income	$(887,904)	$(3,394)	$83,416
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	85,900	81,991	71,501
Intangible Amortization	26,178	13,175	2,027
Non-cash interest expense and amortization of debt issuance cost	18,064	16,868	803
Investment amortization, net	(505)	(6,356)	(189)
Deferred income taxes	(2,177)	(42,510)	(1,420)
Excess tax benefit from exercises of stock options	—	(1,419)	—
Gain on sale of substantially all Bluetooth® assets	—	—	(36,378)
Impairment of Jazz Semiconductor, Inc. investment	—	511	33,959
Goodwill impairment	619,551	—	—
Intangible impairment	66,960	1,221	—
Asset impairments (including restructuring impairments)	76,005	—	—
Gain on retirement of convertible subordinated notes	(14,382)	—	—
Acquired in-process research and development cost	1,400	13,860	—
Foreign currency adjustments	3,653	(4,518)	(1,353)
Loss on disposal of assets, net	658	137	1,227
Share-based compensation expense	23,712	19,312	21,163
Changes in operating assets and liabilities:
Accounts receivable	26,774	12,408	13,936
Inventories	75,588	(34,484)	1,914
Prepaid expenses and other current and non-current assets	17,036	3,967	(17,482)
Accounts payable	(32,573)	7,270	(7,185)
Accrued liabilities	(2,913)	(13,317)	8,607
Income taxes payable/recoverable income taxes	4,125	(8,712)	4,449
Other long-term liabilities	7,011	3,885	(554)

Net cash provided by operating activities	112,161	59,895	178,441
Investing activities:
Purchase of available-for-sale securities	(124,501)	(472,659)	(88,443)
Proceeds from maturities of available-for-sale securities	136,142	441,413	67,945
Proceeds from sale of substantially all Bluetooth® assets	—	—	32,616
Purchase of businesses, net of cash received and transaction costs	(23,493)	(285,556)	—
Final retainer received from sale of substantially all Bluetooth® assets	5,850	—	—
Proceeds from working capital refund from Filtronic PLC	3,619	—	—
Proceeds from sale of equity interest in Jazz Semiconductor, Inc.	—	1,690	23,105
Purchase of property and equipment	(46,467)	(122,678)	(106,590)
Purchase of intangibles	(400)	—	—
Proceeds from sale of property and equipment	2,185	204	549

Net cash used in investing activities	(47,065)	(437,586)	(70,818)
Financing activities:
Proceeds from convertible subordinated debt offering, net of discount of $8,250	—	366,750	—
Proceeds from bank loans	—	5,954	—
Proceeds from equipment term loan	—	—	25,000
Debt issuance costs	—	(587)	(210)
Proceeds from the no net cost loan	13,500	—	—
Payment of debt	(4,482)	(4,150)	(2,854)
Excess tax benefit from exercises of stock options	—	1,419	—
Payment of convertible subordinated notes	(32,447)	—	—
Proceeds from exercise of stock options, warrants and employee stock purchases	3,352	6,033	17,439
Share repurchase	—	(98,662)	—
Equity transaction cost	—	(281)	—
Restricted cash	340	(504)	(94)
Repayment of capital lease obligations	(561)	(157)	—

Net cash (used in) provided by financing activities	(20,298)	275,815	39,281
Net increase (decrease) in cash and cash equivalents	44,798	(101,876)	146,904
Cash and cash equivalents at beginning of year	129,750	228,940	81,588
Effect of exchange rate changes on cash	(1,559)	2,686	448

Cash and cash equivalents at end of year	$172,989	$129,750	$228,940

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$7,988	$2,644	$4,706

Cash paid during the year for income taxes	$13,433	$13,272	$5,449

Non-cash investing activities:
Transfer of auction rate securities from available-for-sale to trading securities	$17,143	$—	$—

(1)	Adjusted as a result of the retrospective adoption of FSP APB 14-1.

RF Micro Devices, Inc. and Subsidiaries

Ratio of Earnings to Fixed Charges

	Fiscal Year Ended
	2009(1)	2008(1)	2007	2006	2005
	(In thousands, except percentages)
	(Unaudited)

Interest expense	$7,907	$7,664	$3,780	$3,451	$4,870
Interest capitalized	100	737	1,071	—	—
Amortization of discount	17,864	16,738	773	707	1,542
Amortization of issuance costs	121	131	30	30	94
Portion of rent expense representing interest	3,979	3,823	3,651	3,881	4,713

Total fixed charges	$29,971	$29,093	$9,305	$8,069	$11,219
Earnings:
(Loss) income before taxes	$(880,008)	$(42,482)	$86,399	$20,211	$(65,464)
Fixed charges (per above)	29,971	29,093	9,305	8,069	11,219
Amortization of capitalized interest	247	172	68	—	—
Less capitalized interest	(100)	(737)	(1,071)	—	—
Loss of equity investee	—	—	—	—	1,761

Earnings	$(849,890)	$(13,954)	$94,701	$28,280	$(52,484)
Ratio of earnings to fixed charges	N/M	N/M	10.2	3.5	N/M
Earnings insufficient to cover fixed charges	$(880,008)	$(42,482)	$—	$—	$(65,464)
Operating lease expense	12,059	11,586	11,063	11,761	14,282
Assumed interest component	33%	33%	33%	33%	33%

N/M — not meaningful

(1)	Adjusted as a result of the retrospective adoption of FSP APB 14-1.